Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Standard Diversified Inc. of our report dated March 12, 2018, relating to the consolidated financial statements and the financial statement schedule of Standard Diversified Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Standard Diversified Inc. for the year ended December 31, 2017.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ RSM US LLP

Greensboro, North Carolina
November 16, 2018